Agreement on Modification to Contract and Articles of Association

Based on the friendly negotiation between the two parties herein, it is hereby to decide to modify part of the articles in *Joint Venture Contract Between Harbin Jiarun Hospital Company Limited and Runteng Medical Group Company Limited* (hereinafter referred to as the Joint Venture Contract), *Articles of Association* of Harbin Jiarun Hospital (hereinafter referred to as the Articles of Association), and the *Agreement on Capital Increase and M&A*.

Total investment and registered capital in Chapter V of the *Joint Venture Contract*

Article X 1: contribution of Party A (Runteng Medical Group Co., Ltd) shall be accomplished in two installments. For the first installment, 20% of the contribution shall be paid in before issuing the changed business license. And the left part of the contribution shall be accomplished in two years.

It is hereby modified as: 1. contribution of Party A (Runteng Medical Group Co., Ltd) shall be accomplished within 5 years since the date on which the changed business license is issued.

Total investment and registered capital in Article XI of the *Articles of Association*

Article XI 1: contribution of Party A (Runteng Medical Group Co., Ltd) shall be accomplished by two installments. For the initial installment: 20% of the contribution shall be paid in before the issuing of the changed business license; for the second installment: the left part of contribution shall be accomplished in 2 years.

It is hereby modified as: 1. contribution of Party A (Runteng Medical Group Co., Ltd) shall be accomplished within 5 years since the date on which the changed business license is issued.

Period and form of investment of Article II Capital Increase of *Agreement on Capital Increase and M&A*

In accordance with the decision made between Party A (Runteng Medical Group Co., Ltd) and Party B (Harbin Jiarun Hospital Co., Ltd), the capital of increase shall be invested by Party A (Runteng Medical Group Co., Ltd) in USD with equal value at spot exchange rate. Before applying for foreign invested corporation business license, no less than 20% of the total capital increase volume shall be paid in while the left part shall be paid off in two years since the date on which the changed business license is issued.

It is hereby modified as: in accordance with the decision made between Party A and Party B, the capital of increase shall be paid by Party A (Runteng Medical Group Co., Ltd) in USD with equal value at spot exchange rate. And the contribution of the Party A (Runteng Medical Group Co., Ltd) shall be paid off within 5 years since the date on which the changed business license is issued.

Runteng Medical Group Company Limited
Signature of Representative: Yanhua Xing
Title: Chairman of the Board
Seal: Runteng Medical Group Company Limited

Harbin Jiarun Hospital Company Limited
Signature of Representative: Zhang Junsheng
Title: Chairman of the Board
Seal: Harbin Jiarun Hospital Company Limited

June 23, 2014

企业法人营业执照

注册号 440301104365448

名　　　称　深圳碧海蓝天翻译有限公司
企业类型　有限责任公司
住　　　所　深圳市罗湖区南湖街道嘉宾路2008号彭年广场东佳大厦2402B
法定代表人　徐淑琴
成立日期　二○○九年十一月十七日

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